Exhibit 10.5

                      INDUSTRIAL SPACE LEASE




                          by and between




           THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                           as Landlord,




                               and



       MICROPOINT, INC., a Delaware corporation, as Tenant






                  635 North Billy Mitchell Road
                       Salt Lake City, Utah


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                        TABLE OF CONTENTS


SCHEDULE ...............................................................1

      1.     DEMISE AND TERM ...........................................2

2.    RENT..............................................................2
      A.     Definitions................................................3
      B.     Components of Rent.........................................4
      C.     Payment of Rent............................................5

3.    USE...............................................................6

4.    HAZARDOUS SUBSTANCES..............................................6

5.    CONDITION OF PREMISES.............................................6

6.    UTILITIES.........................................................7

7.    MAINTENANCE AND REPAIR............................................7

      A.     Tenant Obligations.........................................7
      B.     Landlord Obligations.......................................7

8.    RULES AND REGULATIONS.............................................8


9.    CERTAIN RIGHTS RESERVED TO LANDLORD...............................8

10.   ALTERATIONS.......................................................8
      A.     Requirements...............................................8
      B.     Liens......................................................9

11.   INSURANCE........................................................10
      A.    Tenant's Insurance.........................................10
      B.    Landlord's Insurance.......................................10
      C.    Risk of Loss...............................................11

12.   TENANT'S AND LANDLORD'S RESPONSIBILITIES.........................11
      A.    Tenant's Responsibilities..................................11
      B.    Landlord's Responsibilities................................11

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13.   FIRE OR OTHER CASUALTY...........................................11
      A.    Destruction of the Building................................11
      B.    Destruction of the Premises................................12

14.   CONDEMNATION.....................................................13

15.   ASSIGNMENT AND SUBLETTING........................................14
      A.    Landlord's Consent.........................................14
      B.    Standards for Consent......................................14
      C.    Recapture..................................................15

16.   SURRENDER........................................................15

17.   DEFAULTS AND REMEDIES............................................15
      A.    Default....................................................15
      B.    Right of Re-Entry..........................................16
      C.    Termination of Right to Possession.........................16
      D.    Termination of Lease.......................................16
      E.    Other Remedies.............................................16
      F.    Bankruptcy.................................................17
      G.    Waiver of Trial by Jury....................................17
      H.    Venue......................................................17

18.   HOLDING OVER.....................................................17

19.   SECURITY DEPOSIT.................................................17

20.   SUBSTITUTION OF OTHER PREMISES...................................18

21.   ESTOPPEL CERTIFICATE.............................................18

22.   SUBORDINATION....................................................18

23.   QUIET ENJOYMENT..................................................19

24.   BROKER...........................................................19

25.   NOTICES..........................................................19

26.   MISCELLANEOUS....................................................20
      A.    Successors and Assigns.....................................20
      B.    Entire Agreement...........................................20
      C.    Time of Essence............................................20


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      D.    Execution and Delivery.....................................20
      E.    Severability...............................................20
      F.    Governing Law..............................................21
      G.    Attorneys' Fees............................................21
      H.    Delay in Possession........................................21
      I.    Joint and Several Liability................................21
      J.    Force Majeure..............................................21
      K.    Captions...................................................21
      L.    No Waiver..................................................21
      M.    Limitation of Liability; Effect of Sale....................21

27.   EXTENSION OPTION.................................................21

28.   RIGHT OF FIRST OFFER.............................................22

29.   FIRE EQUIPMENT ROOM..............................................23

EXHIBITS

      A.    Floor Plan
      B.    Workletter
      C.    Rules and Regulations
      D.    Form of Letter of Credit
      E.    Parking Plan

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                      INDUSTRIAL SPACE LEASE
                      ----------------------

     THIS INDUSTRIAL SPACE LEASE ("Lease") is made as of the 18th day of November, 1998, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and MICROPOINT, INC., a Delaware corporation ("Tenant"), for space in the building commonly known as 635 North Billy Mitchell Road, Salt Lake City, Utah (such building, together with the land upon which it is situated and common areas, including sidewalks, parking areas and landscaped areas, being herein referred to as the "Building"). The following schedule (the "Schedule") sets forth certain basic terms of this
Lease:

                             SCHEDULE

1.    Premises - Suite Number:

2.    Commencement Date:                When Landlord's work shown
                                        on Exhibit B is complete and
                                        possession of the Premises is
                                        delivered to Tenant.

3. Rent Commencement Date: The earlier to occur of (i) January 15, 1999; and (ii) the date that Tenant occupies the Premises for business.

4. Expiration Date: Sixty (60) full calendar months from the Rent Commencement Date (hereinafter sometimes known as the "Initial Term"), subject to renewal of the Term as provided in this Lease.

5.    Square Footage of the Premises:     61,250 square feet

      Square Footage of the Building:     182,500
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7.    Base Rent:

                                 Annual                 Monthly
          Period                Base Rent              Base Rent
      ______________________________________________________________
      From Commencement Date       $0                    $0
      to the day before the Rent
      Commencement Date
      ______________________________________________________________
      From the Rent              $249,900.00          $20,825.00
      Commencement Date
      through the last day
      of the Initial Term


8.    Tenant's Proportionate Share:    33.56%


9.    Base Year:     1999

10. Security Deposit: $20,825.00 and a letter of credit (in the form attached hereto as Exhibit D which is made a part hereof) in the amount of $50,000.00 which shall diminish by $10,000.00 per year of the Term, provided Tenant is not in default of this Lease.

11.   Broker(s):         Colliers CRG
                         Industrial Brokers

12.   Exhibits:

         A.    Floor Plan
         B.    Workletter
         C.    Rules and Regulations
         D.    Form of Letter of Credit


1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date (the "Commencement Date") described in Item 2 of the Schedule and expiring on the date (the "Expiration Date") described in Item 4 of the Schedule, unless terminated earlier as otherwise provided in this Lease.

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2.    RENT.

      A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

            (i) "Base Year" shall mean the year set forth in Item 9 of the Schedule.

            (ii) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building, including exterior common areas, including (without limitation) the cost of electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, snow removal, parking area restripping and repairing, maintain the building directory and other signage, insurance, including (without limitation) fire, extended coverage, liability, workmen's compensation, rent loss, elevator (if any) or any other insurance carried by Landlord and applicable to the Building, management fees, painting, uniforms, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Building, and fringe benefits, including (without limitation) social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building, the charges of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing of the Building, legal and accounting expenses, and any business park or other area association dues and assessments including, without limitation, the Salt Lake International Center Building Park Association dues and assessments. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements as defined under generally accepted accounting principles, or any rental payment for any item which if purchased would constitute a capital expenditure (for example, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems or of any substantial component or part of such systems beyond the scope of routine maintenance and repair; resurfacing of the parking area or of the driveways (as distinguished from patching or repair) on the land underlying the Building more often than once every seven (7) years (except for costs of any capital improvements (1) made or installed or service agreement or lease entered into for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building (provided, however, that such costs shall not exceed the reduction in expenses attributable to such capital improvements, service agreement or lease and shall be included if amortized over the useful life of the item on a

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straight line basis) or (2) made or installed pursuant to governmental requirement or insurance requirement, which costs shall be amortized by Landlord in accordance with sound accounting and management principles ); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses);
(d) advertising and promotional expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building, whether at such Tenant's or Landlord's expense; (g) legal expenses of negotiating leases; (h) salaries and fringe benefits of employees above the grade of building manager; (i) depreciation expenses, except as above provided; (j) salaries or benefits for Landlord's executives and employees except to the extent any such person is engaged in the direct operation, administration, maintenance or repair of the Building; (k) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation; (l) bad debt loss or reserves for either of them; (m) any expense which will be reimbursed by Tenant under this Lease to the extent that such expense is in duplication of the reimbursed expense; (n) financing or hypothecation or selling or syndication costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments; (o) any late fees, penalties, interest charges or similar fees incurred by Landlord;
(p) any cost representing an amount paid to a person, firm, corporation, or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (q) any cost incurred by Landlord to remedy any defects in the design of or materials used in, or the defective installations of the structural steel framing or slab of the Building; or (r) costs of disputes between Landlord and its employees, Building managers or other tenants. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied.

            (iii) "Rent" shall mean Base Rent and Adjustment Rent and any other sums or charges due by Tenant hereunder.

             (iv) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate

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taxes or other ad valorem taxes, such tax shall constitute and be included in
Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed or become a lien during such year rather than Taxes which are due for payment or paid during such year.

            (v) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 8 of the Schedule which has been determined by dividing the Square Footage of the Premises by the Square Footage of the Building.

            (vi) "Prime Rate" shall mean the highest of the Prime Rates as reported in the Money Rate Section of the Wall Street Journal. If the Wall Street Journal no longer publishes the Prime Rate as an index, Landlord may substitute a comparable index including the Prime Rate or reference rate of a reputable financial institution.

      B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

            (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 7 of the Schedule in advance on or before the first day of each month of the Term, without demand, except that Tenant shall pay the first month's Base Rent upon execution of this Lease.

            (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of Expenses and Taxes. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

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

      C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) INTENTIONALLY OMITTED; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of five percentage (5%) points above the Prime Rate then in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant, or an independent certified accounting firm retained by Tenant on an hourly fee basis (and not on a contingency fee basis), shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within thirty
(30) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such thirty (30) day period, such statement shall be considered as final and accepted by Tenant; (vii) in the event of the termination or expiration of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination or expiration of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent, as the case may be, at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

    3. USE. Tenant will use the Premises solely for general officing, warehousing, distribution, research and development, and manufacturing all in accordance with laws, ordinances, rules and any regulations which are applicable to the Premises or the Building, including, but not limited to laws related to land use, and for no other purposes. Tenant will not cause or permit any waste or damage to the Premises, the Building or the land upon which the Building is located and

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

will not occupy or use the Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably
interferes with the business operations of other tenants in the Building.   If
the nature of Tenant's use or occupancy of the Premises causes any increase in Landlord's insurance premiums over and above those chargeable for the least hazardous type of occupancy legally permitted in the Premises, then Tenant will pay the resulting increase within ten (10)days after its receipt of a statement from Landlord setting forth the amount thereof.

      If at any time, and from time to time during the Lease Term, Tenant desires to cease operating its business in the Premises, then the Tenant shall notify the Landlord, in writing, at least ninety (90) days prior to the effective date of any cessation of operations. Landlord shall have the right, at its sole option, to terminate the Lease upon written notice to Tenant at any time after Tenant ceases to operate in the Premises.

     In the event that Landlord exercises its option to terminate this Lease as provided above, then this Lease shall terminate on the date stated in Landlord's notice to terminate, which date shall be not greater than the thirtieth (30th) day following the date on which Landlord sends such notice to Tenant. Upon such date, Tenant shall surrender possession of the Demised Premises to Landlord and neither party shall thereafter have any further obligation to the other by virtue of this Lease, subject, however, to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord hereunder and the survival of any indemnifications under this Lease.

     Tenant shall not be deemed to have ceased operating its business and any immediately prior period of cessation shall be deemed tolled if and to the extent that the Demised Premises is closed due to damage by fire or other casualty, a taking by eminent domain has made it impracticable to continue doing business therein or a force majeure event (not caused by Tenant).

    If at any time during the Term Tenant ceases to operate its business in the Premises it shall continue to maintain the Premises as required herein, including, but not limited to, continuing to heat the Premises at times when it would be continuously reasonable to do so. If at any time Tenant does not maintain the Premises as required herein, Landlord shall be permitted to maintain the Premises after five (5) days written notice to Tenant and Tenant's failure to cure within such five (5) day period. Notwithstanding the foregoing, in no event shall Landlord be required to give notice in an emergency situation.

    4.    HAZARDOUS SUBSTANCES.   Tenant will not itself, nor permit others
to, use, store, generate, treat or dispose of any Hazardous Substance (as hereinafter defined) on or about the Premises, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant agrees to indemnify and hold Landlord harmless from any liability or expense (including, without limitation, the fees of Landlord's attorneys and consultants and the cost of any required remediation or clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this paragraph. The foregoing covenant will survive the expiration or termination of this Lease. The term "Hazardous Substance" means any "hazardous substance", "toxic substance" (as those terms are defined in the Comprehensive Environmental

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Response, Compensation and Liability Act), "hazardous waste" (as that term is defined in the Resource Conservation Recovery Act), polychlorinated biphenyls, asbestos, radioactive material or any other pollutant, contaminant or hazardous, dangerous or toxic material or substance which is regulated by any federal, state or local law, regulation, ordinance or requirement.

    5. CONDITION OF PREMISES. Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject to completion of Tenant's Punchlist (as hereinafter defined). No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Workletter attached hereto as Exhibit B or elsewhere in this
Section 5. Tenant shall have the right within five (5) days after notice to Tenant to inspect the work performed by Landlord pursuant to the Workletter with Landlord's representative. If during such inspection Tenant shall find that the work performed by Landlord pursuant to the Workletter is not in keeping with the terms thereof, Tenant shall provide Landlord with written notification of the defects in such work ("Tenant's Punchlist") within such five (5) day period. Landlord shall diligently correct the items on Tenant's Punchlist within ten (10) business days of the date that Landlord receives Tenant's Punchlist.

     Tenant may, prior to the date that Landlord's work is substantially complete for Tenant's initial occupancy, and without being deemed to have accepted the Premises with Landlord's work substantially completed, place and install its personal property, furniture, furnishings, signs, equipment and trade fixtures ("Tenant Property") in any part of the Premises at Tenant's risk and expense, provided that (i) any of the placement of Tenant Property does not interfere or delay Landlord in completing its work in anticipation of Tenant's work in the Premises, in Landlord's sole opinion; (ii) Tenant acknowledges that the indemnities in this Lease accrue to the benefit of Landlord and the other parties named herein upon the date of Tenant's entry into the Premises; and (iii) Tenant agrees to provide evidence of all insurance required hereunder on or before its entry into the Premises as a condition of Tenant's entry into the Premises.

     Landlord agrees to contribute an allowance of up to Two Hundred Ninety One Thousand Six Hundred and 00/100 Dollars ($291,600.00) (the "Allowance") for the reimbursement of the costs incurred by Tenant to perform work to the
Premises ("Tenant's Landlord Work").    Landlord shall pay the Allowance in
three (3) equal installments of Ninety Seventy Thousand Two Hundred and 00/100 Dollars ($97,200.00) each to Tenant's general contractor within twenty (20) days of Tenant's prior written request for such payment to the general contractor and Tenant's delivery of the following to Landlord for each installment as shown below:

            (i) A sworn statement from Tenant and Tenant's general contractor listing the names, addresses and amounts paid to all contractors, subcontractors, vendors and/or suppliers of labor and/or materials for Tenant's Landlord Work (collectively, "Tenant's Contractors");

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            (ii)    As a condition of the first two (2) installments of the
Allowance original executed and notarized partial and unconditional waivers of lien from each of Tenant's Contractors, and for the final installment of the Allowance, original executed and notarized full waivers of lien for each of Tenant's Contractors; and

           (iii) As a condition of the first two (2) installments of the Allowance, copies of all building permits and other licenses and permits required to be obtained by Tenant in order to complete the Tenant's Landlord Work, and for the final installment of the Allowance, copy of the final certificate of occupancy and copies of all other licenses and permits required to be obtained by Tenant in order to permit Tenant to occupy and operate its business in the Premises.

         It is further agreed by Tenant that any request for an installment of the Allowance shall be made only at such time as the total value of the Tenant Landlord Work completed through the date of Tenant's request equals or exceeds the installment of the Allowance requested plus all previous installments of the Allowance received, if any. In the event that the cost of Tenant's Landlord Work against which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall not be entitled to a refund, rebate, offset or any other credit in the amount of such difference, against Base Rent, or otherwise, for the Leased Premises.

    6. UTILITIES. Tenant will pay all costs associated with the provision of all utility services to the Premises, including, without limitation, telephone, gas, electricity, water and sewer service. To the extent possible, all utility services will be separately metered to the Premises and placed in Tenant's name. If it is not possible to place a utility service on a separate meter in Tenant's name, then all costs associated with the provision of such utility service to the Premises will, at Landlord's option, either: (a) be billed directly by Landlord to Tenant and paid by Tenant within 10 days after its receipt of such billing; or (b) included as part of Expenses and paid by Tenant in accordance with the provisions of Section 2 above. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any utility service to the Premises is interrupted for any reason.

    7.    MAINTENANCE AND REPAIR.

      A. Tenant Obligations. Tenant will at its sole expense maintain the Premises in a first-class condition and repair. Tenant's maintenance obligation will extend to and include the repair and replacement, if necessary, of all non-structural elements and mechanical systems located within the Premises. Tenant will provide and maintain, at Tenant's sole cost and expense, maintenance contracts on a quarterly basis for all air conditioning, heating and ventilating systems ("HVAC") serving the Premises. Such HVAC maintenance will be provided by companies and pursuant to contracts and programs satisfactory to Landlord. Copies of all maintenance and service contracts will be delivered to Landlord on or before the Commencement Date. Alternatively, Landlord may elect to

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

obtain a HVAC maintenance contract for the entire Building, in which event Tenant will pay its Proportionate Share of the cost thereof pursuant to
Section 2 above. Any repairs or replacements made to the Premises by Tenant pursuant to this Section 7 will be made in a workmanlike manner with materials at least equal in quality and grade to those originally contained within the Premises. Tenant will also contract for its own janitorial and trash removal services and will promptly pay all costs associated with such services.

      B. Landlord Obligations. Landlord will maintain the structure, roof and exterior walls of the Building and all common areas, including parking areas and sidewalks and walkways, serving the Building in a first-class condition and order of repair. All costs incurred by Landlord in connection with the maintenance and repair of such roof, exterior walls or common areas will be considered Expenses and Tenant will pay its Proportionate Share thereof pursuant to Section 2 above. Additionally, Tenant will be responsible for the payment of all costs associated with Landlord's maintenance if the need therefore arises due to the fault or negligence of Tenant or its agents, employees, licensees or invitees. Except as otherwise expressly provided in this Section 7., Landlord will not at any time be required to make any improvements, repairs, replacements or alterations to the Premises. If Landlord fails to perform any covenant under this paragraph and such failure causes imminent threat of harm to persons or property of Tenant, Tenant shall have the right, after five (5) days written notice to Landlord setting forth the exact nature of Landlord's failure to perform under this paragraph and Landlord's failure to perform the covenant which is the subject of Tenant 's notice, to perform the covenant which is the subject of the notice. Landlord will reimburse Tenant for the third-party cost to perform such covenant upon thirty (30) days written notice from Tenant, which notice shall be accompanied by receipts showing full payment for the work performed on behalf of Tenant. Notwithstanding the foregoing, in no event shall Tenant be permitted to exercise its right hereunder in regard to the common areas if the item or maintenance is not immediately adjacent to the Premises nor shall Tenant be permitted to exercise its right in regard to any maintenance to be performed by Landlord if it is in default of this Lease.

    8. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations. In addition, Tenant shall observe and comply, and shall cause its subtenant, assignees, invitees, employees, contractors and agents to observe and comply, with any rules and rules and regulation os any business park or other area association, including, without limitation, any rules and regulations of the Sale Lake International Center Business Park Association.

    9. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building, including, without limitation, reconfiguring parking areas, driveways, walkways and other exterior common areas, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy;
(g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises;
(h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility. Notwithstanding anything herein contained in exercising its rights under this paragraph, Landlord agrees that it will use reasonable efforts to not unreasonably interfere with Tenant's business.

    10.    ALTERATIONS.

      A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant agrees that in performing any work in or on the Premises it shall employ the services of Landlord's architect.
In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval:
(i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Landlord 's prior written approval of Tenant's contractors hereunder shall not be unreasonably withheld. Tenant agrees to pay Landlord's reasonable charges for review of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by Landlord or under Landlord's supervision, and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures)shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 17 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations.

      B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

    11. INSURANCE. In consideration of the leasing of the Premises at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

      A. Tenant's Insurance. Tenant, at its sole cost and expense but for the mutual benefit of Landlord (when used in this Section 11.A. the term "Landlord" shall include Landlord's partners, beneficiaries, officers, agents, servants and employees and the term "Tenant" shall include Tenant's partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance which is available at commercially reasonable rates and otherwise carried by tenants in the area, under policies issued by insurers of recognized responsibility licensed to do business in the State of Utah with a Best's rating of A/VIII or better on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

         Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord as an additional insured, against claims for personal injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) general aggregate.

         Tenant shall, prior to commencement of the term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty
(30)days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving Tenant no less than ten (10) days prior written notice of its election to do so procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

      B. Landlord's Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) and insurance on the replacement cost of the Building and Building improvements (not including, however, any tenant improvements, alterations or additions) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount. The costs of such insurance will be considered Expenses and Tenant will pay its Proportionate Share thereof pursuant to Section 2 above.

      C. Risk of Loss. By this Section 11, Landlord and Tenant intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

    12.   TENANT'S AND LANDLORD'S RESPONSIBILITIES.

      A. Tenant's Responsibilities. To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the negligence or willful misconduct of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

      B. Landlord's Responsibilities. To the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the common areas of the Building, excluding the Premises and the premises of other tenants of the Building, regardless of cause, except for any loss or damage caused by the negligence or willful misconduct of Tenant, and its employees and agents, and Landlord hereby releases Tenant from any and all liability for same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

    13.    FIRE OR OTHER CASUALTY.

      A. Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 75% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days after such casualty. In such event, the Rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

      B. Destruction of the Premises. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

            (i) If, in Landlord's reasonable judgment, the Premises cannot be reconstructed or restored within one hundred twenty (120) days after such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty (30) days after the casualty. If, in Landlord's reasonable judgement, the Premises cannot be reconstructed or restored within one hundred twenty (120) days after such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises to substantially the same condition as they were in on the date that Landlord delivered possession of the Premises to Tenant with Landlord's work on Exhibit B complete ("Substantial Reconstruction"). In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the Square Footage of the Premises, from the date of the casualty until the earlier of the date that Tenant occupies the Premises for business or forty five (45) days after Substantial Reconstruction.

            Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30)days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord's written consent.

            Additionally, notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty, or if insurance proceeds are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration.

            (ii) If, in Landlord's reasonable judgment, the Premises are able to be restored within one hundred twenty (120)days after such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30)days after the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to a state of Substantial Reconstruction, Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the Square Footage of the Premises from the date of the casualty until the earlier of the date that Tenant occupies the Premises for business or forty five (45) days after Substantial Reconstruction, and this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein.

            (iii) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to substantially complete the same within one hundred eighty (180) days after the date of the casualty (except however, if under subparagraph (i) above Landlord notified Tenant that it would take longer than one hundred twenty (120) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate the Lease but required Landlord to reconstruct or restore the Premises, then the foregoing one hundred and eighty (180) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 27.J. below, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

    14. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30)days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date on which Tenant is legally obligated to vacate the Premises. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition in which they were delivered to Tenant. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against

Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

    15.    ASSIGNMENT AND SUBLETTING.

      A. Landlord's Consent. Tenant shall not, without the prior written consent of Landlord: (i)assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii)permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer.
Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant or any guarantor from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer.

      B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least forty-five (45)days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 16.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30)days after receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i)the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii)the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii)the transferee is a tenant of or negotiating for space in the Building; (iv)the transferee is a governmental unit; (v)Tenant is in Default under this Lease; (vi)in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building or any other tenant's lease within it; or (vii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

      C. Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30)days after the date on which Tenant has furnished to Landlord all of the items required under Section 16.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant)on the later of (i)the effective date of the proposed Transfer, or (ii)sixty (60)days after the date of Landlord's notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. If Landlord consents to any Transfer, Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition to the processing fee described in Section 16.B, Tenant shall pay to Landlord any reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

    16. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 10, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 115% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

    17.    DEFAULTS AND REMEDIES.

      A. Default. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i)Tenant fails to pay any Rent when due and such failure is not cured within five (5)days after notice from Landlord (which notice may be in the form of a Landlord statutory five
(5)day notice); (ii)Tenant fails to perform any other provision of this Lease and Tenant has not commenced to cure such failure within ten (10) business days and/or is not diligently pursuing a cure so that any cure is completed within sixty (60)days (or immediately if the failure involves a hazardous condition)after notice from Landlord; (iii)the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Premises without notice to Landlord as required in this Lease; or (v) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30)days after filing.

      B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

      C. Termination of Right to Possession. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. [In addition, in an effort to mitigate its damages, Landlord may, but is not obligated to, sell the Building or portions thereof.] Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises [or selling the Building] including, but not limited to, all brokerage, advertising, legal, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises [or purchaser of the Building or portions thereof]. In addition, if the consideration collected by Landlord upon any such reletting [or sale], after payment of the expenses of reletting the Premises [or sale of the Building] which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

      D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

      E. Other Remedies. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

      F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

      G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

      H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Salt Lake City, Utah or state courts located in Salt Lake County, Utah. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

    18. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall pay Rent during such holding over at double the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one (1) year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

    19. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 10 of the Schedule (the "Security Deposit") with Landlord as security for the performance of Tenant's obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or to replenish the Letter of Credit to the amount required by Exhibit D, if Landlord has drawn upon the Letter of Credit. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof and the Letter of Credit shall be returned to Tenant within thirty (30) days after the expiration of the Term, as the same may be extended and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit and Letter of Credit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit and Letter of Credit, and Landlord shall be relieved of any liability with respect to the Security Deposit and Letter of Credit.

    20. SUBSTITUTION OF OTHER PREMISES. At any time hereafter, Landlord may upon thirty (30) days' prior notice to Tenant substitute for the Premises other premises in the Building (the "New Premises"), provided that the New Premises shall be reasonably usable for Tenant's business hereunder and that Tenant shall not be required to move its manufacturing process to the New Premises during any period of time it is manufacturing an order which cannot be interrupted, as determined in Tenant's commercially reasonable judgment, and, if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation, reasonable quantities of new stationery and for improving the New Premises so that they are substantially similar to the Premises.

    21. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying (if the same is in fact true or stating otherwise if the following statements are not true): (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case;
(iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten (10) days after request, Tenant shall be deemed to be in default of this Lease.

    22. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building or the leasehold estate under any such lease, or both, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination or attornment, or both; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination or attornment instruments, or both, as may be required by such person to confirm such subordination or attornment, or both, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgage elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.

    23. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord or any successors, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant. Additionally, no disturbance of Tenant's occupancy of the Premises by other occupants or tenants of the Building, including any noise or odors, will affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

    24. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 11 of the Schedule (collectively, the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

    25. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

    If to Landlord:     Prudential Real Estate Investors
                        8 Campus Drive
                        4th Floor - Arbor Circle South
                        Parsippany, NJ  07054-4493
                        Attn:  Mr. Chip Walters

    With a copy to:     Grubb & Ellis Management Services
                        225 West Wacker Drive
                        Suite 2300
                        Chicago, Illinois  60606
                        Attn:  Mr. Richard Prokup

    If to Tenant:       Micropoint, Inc.
                        C/O President
                        6906 South 300 West
                        Midvale, Utah 84047

    With a copy to:     Bruce H. Shapiro, P.C.
                        3760 South Highland Drive, #500
                        Salt Lake City, Utah 84106
                        Attn: Bruce H. Shapiro, Esq.

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

    26.    MISCELLANEOUS.

      A. Successors and Assigns. Subject to Section 16 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

      B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this

Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

      C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

      D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery.

      E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

      F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

      G. Attorneys' Fees. Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease.

      H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant.

      I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

      J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

Tenant shall not be in default hereunder and Landlord shall not be excused from performing any of its obligations hereunder if Tenant is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Tenant's reasonable control. Notwithstanding the foregoing, in no event shall

Tenant be excused from the payment of any Rent or other sums due at the time and place required by this Lease by invoking the provisions of this paragraph.

      K. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

      L. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

      M. Limitation of Liability; Effect of Sale. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord and any successor will be relieved of its obligations accruing after any sale of the Building or Premises and Tenant will look solely to the successor for performance of those obligations.

    27. EXTENSION OPTION. Provided that this Lease is then in full force and effect, that Tenant is not then in default under this Lease, and that Tenant is then occupying all of the Premises, Landlord hereby grants to Tenant an option to extend the Term of this Lease, on the same terms and conditions set forth in this Lease, except as set forth below with respect to Base Rent, for one (1) additional three (3) year term (the "Option Period") commencing as of the last day after the expiration of the Initial Term and ending the last
day of the thirty-sixth (36th) month thereafter.   Base Rent for the Option
Period shall be the Fair Market Rental Rate (as hereinafter defined).
Tenant's right to exercise the option to extend shall be conditioned upon Landlord's receipt, no later than one-hundred eighty (180) days prior to the expiration of the Initial Term, of Tenant's then current certified financial statements showing a creditworthiness at least equal to the creditworthiness demonstrated to Landlord by Tenant prior to execution of this Lease; provided, however, Landlord may, in its sole discretion, elect to waive such condition. The option to extend shall be exercised, if at all, by written notice ("Option Notice") given by Tenant to Landlord no later than twelve (12) full calendar months prior to the expiration of the Initial Term, time being of the essence. Once the Option Notice is given, Tenant's exercise of such option shall be irrevocable. If the option hereby granted is not so exercised, Tenant shall have no further right to extend the Term of the Lease.


For purposes of this Lease, the term "Fair Market Rental Rate" shall mean a rate comprised of (a) one hundred percent (100%) of the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as hereinafter defined), as determined by Landlord in Landlord's reasonable business judgement, and (b) one hundred percent (100%) of any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, as determined by Landlord in good faith, taking into account (i) comparable leases (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease), if any, recently executed for improved space in the Building or (ii) if no such leases for comparable space have been executed in the Building, then leases for comparable (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) improved space in first-class industrial buildings in Salt Lake City, Utah, area which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not offering, for any other reason, below-market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the "Pertinent Market"). In determining the Fair Market Rental Rate, Landlord shall also take into consideration (x) the definition of rentable area or net rentable area with respect to which such rental rates are computed; (y) the value of rental abatements, allowances for demolition, construction of tenant improvements and space planning and other similar concessions generally available in the Pertinent Market at such time to tenants leasing comparable space; and (z)other comparable pertinent factors.

    28. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth and subject and subordinate to the rights of any other tenant of the Building, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, 30,000 square feet of space adjacent to the Premises (as shall be determined by Landlord) (the "First Offer Space"), if such space becomes available for leasing during the Term of this Lease and, at a subsequent time (to be determined by Landlord) during the Term, an additional 30,000 square feet of space adjacent to the Premises (as shall be determined by Landlord) (the "Second Offer Space"), if such space becomes available for leasing during the Term of this Lease. If, during the Term of the Lease, Landlord elects to market the First Offer Space or the Second Offer Space to third parties, Landlord shall give Tenant written notice that the First Offer Space or the Second Offer Space is available for leasing. If, within ten (10) business days after the delivery of such notice, Tenant shall give Landlord written notice that Tenant elects to negotiate a lease of the First Offer Space or the Second Offer Space, as the case may be, Landlord shall not offer such space for rent to a third party for ten (10) days after Tenant gives Landlord notice of its desire to negotiate a lease for the First Offer Space or the Second Offer Space. Tenant may only lease the entire, but not less than the entire, First Offer Space or Second Offer Space. During said ten (10) day period, Landlord and Tenant shall negotiate a lease for the First Offer Space or the Second Offer Space, as the case may be, in good faith. If Tenant gives Landlord notice that it does not elect to negotiate a lease for such First Offer Space or Second Offer Space or if, within ten (10) days following Landlord's receipt of notice that Tenant desires to negotiate a lease for the First Offer Space or the Second Offer Space, as the case may be, the parties shall fail to agree on the terms of a lease therefor, this right of first offer shall terminate and be of no force and effect and Landlord may lease such space to a third party on such terms and conditions as Landlord may desire. The Base Rent for the First Offer Space and the Second Offer Space shall be at the then Fair Market Rental Rate for each respective space.

    29. UTILITY AND FIRE EQUIPMENT ROOMS. Landlord and Tenant acknowledge that adjacent to the Premises are two rooms shown on Exhibit "A" as the "Utility Room" and the

"Fire Equipment Room". Landlord agrees that it shall review with Landlord's architect Tenant's request to expand the Premises by removing or decreasing the square footage of the Utility Room and including such square footage in the square footage of the Premises. In no event, notwithstanding anything contained in this Lease to the contrary, shall Landlord be required to approve Tenant's plans to demolish or decrease the square footage of the Utility Room or make any alteration thereto if Landlord determines that it shall be detrimental to the operation or existence of the Building or otherwise cause any adverse affect to the Building. Landlord and Tenant acknowledge that in regard to such Utility Room:

            (i) Except in an emergency or when circumstances otherwise reasonably dictate, Landlord shall only access the Utility Room from the entrance to such Utility Room located in the exterior wall of the Building. In the event that Landlord requires access to the Utility Room from the Premises, Landlord shall give such notice as shall be reasonably possible under the circumstances prior to entry into the Premises for this purpose;

            (ii) Tenant shall lock the interior door of the Utility Room which leads to the interior of the Premises at all times, except if otherwise required by code or if Landlord or Tenant is performing work in the Utility Room and require access to the Premises;

            (iii) Tenant and Landlord agree to use commercially reasonable efforts to avoid interference with the equipment of the other located in the Utility Room, or in the case of Tenant, with the equipment of any other tenant located in the Utility Room; and

            (iv) Tenant shall be permitted to segregate or lock up its equipment in the Utility Room, at Tenant's sole cost and expense.

Landlord agrees that the Expenses related to the square footage of the Utility Room and the Fire Equipment Room shall be prorated among all tenants of the Building based upon the square footage of each such tenant and that the square footage of the Utility Room and the Fire Equipment Room existing on the Rent Commencement Date shall be deleted from the square footage of the Premises for purpose of calculating the Base Rent and Taxes for the Premises unless the Premises shall be expanded by adding square footage from either room to the Premises, in which event the added square footage shall remain as a portion of the square footage of the Premises.

     30. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord, its agents, employees and contractors to enter all parts of the Premises during the normal business hours upon prior notice to Tenant (and in emergencies at any time without notice) to inspect or exhibit the same, provided that Landlord agrees to use its reasonable efforts not to unreasonably disturb Tenant's conduct of business in the Premises.

                                27
PAGE

    31. PARKING. Landlord agrees to provide sixty (60) unreserved spaces and fifteen (15) designated as reserved spaces for the parking of automobiles in the area marked "PARKING A" on Exhibit E. The designated as reserved spaces shall be designated as reserved parking for Tenant's officers and visitors to Tenant's business. In addition, in the area designated as "PARKING B", Tenant shall be permitted to park automobiles in such designated unreserved area, provided such parking does not interfere with ingress or egress from the Building or the flow of traffic to and from the Building and otherwise complies with the terms of this paragraph. There shall be no additional rent due to Landlord for such spaces. Tenant shall comply with all traffic, security, safety, other rules and regulations, covenants, conditions and restrictions, governmental, otherwise or promulgated from time to time by Landlord with regard to parking and shall use its unreserved spaces in common with all other tenants of the Building. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking spaces. In the event any of the above parking spaces are or become unavailable at any time or from time to time throughout the Term, whether due to casualty or any other cause except Landlord's conduct or misconduct, this Lease shall continue in full force and effect; it being expressly agreed and understood that Landlord shall have no duty to provide substitute parking spaces for those spaces rendered unavailable.





                      SIGNATURE PAGE FOLLOWS

    IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.


LANDLORD
--------

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, a New Jersey corporation

By:    GRUBB & ELLIS MANAGEMENT SERVICES, INC.
       a Delaware corporation, its duly authorized agent


       By:/s/ Richard P. Prokp
          --------------------
    Name: Richard P. Prokp
                ----------------
          Its: Vice President
               --------------

TENANT
------

MICROPOINT, INC.,  a Delaware corporation



By:/s/ Douglas M. Odom
   -------------------
   Name: Douglas M. Odom
         ----------------
   Its: President
        ----------

                            EXHIBIT A

                            FLOOR PLAN

                            EXHIBIT B

                            WORKLETTER

Landlord shall provide the following:

1. A 1,200 amp, 480 volt, three phase power service to the electrical panel for the Premises; and

2. Dock levelers and shelters to two (2) overhead doors in the dock area of the Premises as previously agreed to by Landlord and Tenant.

                            EXHIBIT C

                      RULES AND REGULATIONS


1. No Tenant shall do or permit anything to be done in its premises or bring or keep anything therein which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any rules or ordinances of the local Board of Health or any governing bodies.

2. No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color and attached in the manner approved in advance by Landlord. Tenant shall neither place unsightly objects against glass partitions or doors, nor cover any glass window or door with an interior sign or signs.

3. Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules or halls in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant.

4. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage; which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

5. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

6. Tenant shall keep Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

7. The outside areas immediately adjoining the Premises, including sidewalks, docks, dock and loading and delivery areas, shall be kept clean by Tenant and Tenant shall not place or permit any obstructions, trash or merchandise in such areas.

8. The use of parking shall be subject to reasonable regulations as Landlord may promulgate from time to time. Tenant agrees that it will not use more than its prescribed number of stalls or dock or loading or delivery areas at any one time, and will not use or permit the use by its employees of the parking area for the overnight storage of automobiles, or other vehicles or equipment. However, one truck or fully connected truck with trailer may be parked overnight at each dock. There will not be any assigned exclusive parking spaces available to any tenant of the Building except with the prior written consent of Landlord. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of Tenant and its employees. Landlord shall not be liable for any vehicle of Tenant or its employees that Landlord shall have towed when illegally parked. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles or equipment from vehicles. All vehicles shall use the driveways in accordance with designated traffic patterns.

9. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephone and telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord agrees to deny or grant its approval within five (5) days of Landlord's receipt of a request for approval from Tenant. Landlord's approval hereunder shall not be
unreasonably withheld.   Such approval, if given, shall in no way make
Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor.

10. Employees of the Building may at all times keep a pass key, and agents of Landlord shall at all times be allowed reasonable admittance to the Premises.

11. No additional external locks shall be placed upon any doors without the written consent of Landlord. All keys to the Premises shall be furnished by Landlord in a reasonable number commensurate with the square footage leased. Additional keys shall be furnished at Tenant's cost. Upon termination of the Lease, all keys shall be surrendered, and Tenant shall then give Landlord or its agents explanation of the combination of all locks upon any doors or vaults.

12. No electric heaters are allowed on the Premises without the prior written consent of Landlord.

13. Tenant shall place all trash and garbage in containers to be located as directed by Landlord. If excess trash accumulates, Tenant shall arrange for special pickup.

14. Tenant shall keep the Premises free and clear from rodents, bugs and vermin, and will, at Tenant's sole cost and expense, use exterminating services when so requested by Landlord.

15. Tenant and its servants, employees, agents visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or its agent may from time to time adopt. Landlord shall give written notice of any additional rules and regulations.

16. Landlord reserves the right at any time and from time to time as reasonably necessary to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants of the Building.

17. Tenant shall abide by all rules and regulations promulgated by the Salt Lake International Center and its successors, including but not limited to all recorded documents such as the Master Declaration of Easements, Covenants, Conditions and Restrictions.

                            EXHIBIT D

                     FORM OF LETTER OF CREDIT



                                                       ___________, 19____


The Prudential Insurance Company of America
c/o Prudential Real Estate Investors
8 Campus Drive
4th Floor - Arbor Circle South
Parsippany, NJ  07054-4493
Attn:  Mr. Chip Walters





Re:   IRREVOCABLE LETTER OF CREDIT
      Tenant's Name:
________________________________________________________________________
      TIC Loan Number:
________________________________________________________________________
      Property Address:
________________________________________________________________________

Dear _______:

   We hereby authorize you to draw on _________________________ for the account of _________________________, up to those aggregate amounts shown on
Schedule 1 attached hereto and made a part hereof during the time periods therein stated, available by your drafts at sight. Partial drawings shall be permitted.

   All drafts so drawn must be marked "drawn under Letter of Credit of ______________, No. _______________, dated _____________________, 19____."

   We engage with you and/or your transferees that all drafts drawn and negotiated under and in compliance and conformity with the terms of this Letter of Credit will be duly accepted and honored by us upon presentation at this office on or before the close of business on ________________, 19___ (after which time this Letter of Credit will be null and void) and will be honored on the Banking Day (as hereinafter defined) received if presented at this office prior to 10:00 a.m. All drafts presented at this office after 10:00 a.m. will be honored on the next

Banking Day. For the purposes hereof, "Banking Day"' means a day of the year on which banks in ____________________
are not required or authorized, by applicable law, to close.

   This Credit is transferable in its entirety (but not in part) to the landlord (and its successors and assigns) under that certain Lease dated ___________________, 1998, by and between The Prudential Insurance Company of America, as landlord, and Applicant, as tenant, for the lease of certain space located at 635 North Billy Mitchell Road, Salt Lake City, Utah, as the same may be amended or modified from time to time.

   This Credit shall automatically renew itself (subject to reduction in amounts as hereinafter set forth) from year to year commencing on the first anniversary of the date hereof, until the later of (x) the date which sixty
(60) full calendar months after the commencement date of the Lease; or (y) the last day of the option term of the Lease , if the Lease shall be renewed, unless and until the undersigned shall have given thirty (30) days' prior written notice by certified mail, rerum receipt requested, to the Beneficiary at its address set forth above, of the undersigned's intent not to renew this Credit at the expiration of such thirty (30) day period. During said thirty
(30) day notice period, this Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum when accompanied by a statement described in the second paragraph of this Credit. The amount of this Credit shall decline in accordance with Schedule 1 attached hereto, provided Applicant is not in default of the Lease.

   We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Credit will be duly honored on presentation.

    This Credit sets forth in full the terms of our undertaking and such an undertaking shall not in any way be modified or amplified by reference to any documents, instruments or agreements referred to herein, or in which this Credit is referred to or to which this Credit relates and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments or agreements.

    Except as otherwise expressly stated hereinabove, this Letter of Credit is subject to the "Uniform Customs and Practices for Documentary Credit (1994 Revision), International Chamber of Commerce Publication No. 500."

                                         Sincerely yours,

                                         By:_________________________
                                          Its:_______________________


                                         By:__________________________

                                             Secretary

                            SCHEDULE 1
                           -----------

         Letter of Credit Issued by                 Bank
     in favor of The Prudential Insurance Company of America
                  dated                   , 1998


TIME PERIOD                                        AMOUNT OF
                                                     LETTER
                                                    OF CREDIT
Commencement Date of Term through the twelfth
(12th full calendar month of the Term               $50,000.00

Thirteenth (13th) full calendar month of the
Term through the twenty-fourth (24th) full
calendar month of the Term                          $40,000.00

Twenty-fifth (25th) full calendar month of
the Term through the thirty-sixth (36th) full
calendar month of the Term                          $30,000.00

Thirty-seventh (37th) full calendar month of
the Term through the forty-eighth (48th) full
calendar month of the Term                          $20,000.00

Forty-ninth (49th) full calendar month of the
Term through the sixtieth (60th) full calendar
month of the Term                                   $10,000.00

If the Lease is renewed, the sixty-first (61st)
full calendar month of the Term through the
seventy-second (72nd) full calendar month of
the Term                                            $10,000.00

If the Lease has been renewed, the seventy-third
(73rd) full calendar month of the Term through
the eighty-fourth (84th) full calendar month
of the Term                                         $10,000.00

If the Lease has been renewed, the eight-Fourth
(84th) full calendar month of the Term through
to Expiration Date                                  $10,000.00

                            EXHIBIT E

                           PARKING PLAN


                  SALT LAKE INTERNATIONAL CENTER
       635 North Billy Mitchell Road. Salt Lake City, Utah

              <Diagram of parking plan appears here>